UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2011

Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-52004	48-0561319
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Security Benefit Pl. Suite 100, Topeka, Kansas		66606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	785.233.0507

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2011, the Federal Home Loan Bank of Topeka ("FHLBank Topeka") entered into a Joint Capital Enhancement Agreement (the "Agreement") with each of the other 11 Federal Home Loan Banks (the "FHLBanks").

The Agreement provides that upon satisfaction of the FHLBanks’ obligations under Section 21B (12 U.S.C. Sec. 1441b) of the Federal Home Loan Bank Act of 1932, as amended (the "Act"), and part 997 of the regulations of the Federal Housing Finance Board to make payments related to the Resolution Funding Corporation ("REFCORP"), each FHLBank will, on a quarterly basis, allocate at least 20 percent of its net income to a separate restricted retained earnings account ("Separate Restricted Retained Earnings Account") to be established by each FHLBank.

Under the Agreement, each FHLBank will be required to build its Separate Restricted Retained Earnings Account to an amount equal to 1 percent of its total consolidated obligations, based on the most recent quarter’s average carrying value of all consolidated obligations for which an FHLBank is the primary obligor, excluding fair value option and hedging adjustments ("Total Consolidated Obligations").

The Agreement further requires each FHLBank to submit an application to the Federal Housing Finance Agency ("Finance Agency") for approval to amend its capital plan or capital plan submission, as applicable, consistent with the terms of the Agreement. Under the Agreement, if the FHLBanks’ REFCORP obligation terminates before the Finance Agency has approved all proposed capital plan amendments submitted pursuant to the Agreement, each FHLBank shall nevertheless be required to commence the required allocation to its Separate Restricted Retained Earnings Account beginning as of the end of the calendar quarter in which the final payments are made by the FHLBanks with respect to their REFCORP obligations.

The Agreement provides that any quarterly net losses of an FHLBank may be netted against its net income for other quarters during the same calendar year so that the minimum required year-to-date or annual allocation to its Separate Restricted Retained Earnings Account is attained. In the event an FHLBank incurs a net loss for a cumulative year-to-date or annual period that results in a decrease to the balance of its Separate Restricted Retained Earnings Account compared to the balance at the beginning of that calendar year, such FHLBank’s quarterly allocation requirement will thereafter increase to 50 percent of quarterly net income until the cumulative difference between the allocations made at the 50 percent rate and the allocations that would have been made at the regular 20 percent rate is equal to the amount of the decrease beyond the balance of its Separate Restricted Retained Earnings Account at the beginning of that calendar year. Any year-to-date or annual losses beyond losses that decrease the Separate Restricted Retained Earnings Account to its balance as of the beginning of the calendar year shall first reduce retained earnings that are not restricted retained earnings to a zero balance, and then may reduce the balance of the FHLBank’s Separate Restricted Retained Earnings Account, but not below a zero balance.

The Agreement provides that if an FHLBank’s Separate Restricted Retained Earnings Account exceeds 1.5 percent of its Total Consolidated Obligations, such FHLBank may transfer amounts from its Separate Restricted Retained Earnings Account to another retained earnings account, but only to the extent that the balance of its Separate Restricted Retained Earnings Account remains at least equal to 1.5 percent of the FHLBank’s Total Consolidated Obligations immediately following such transfer.

The Agreement provides that during the Dividend Restriction Period (as such term is defined by the Agreement), an FHLBank may pay dividends only from retained earnings that are not Restricted Retained Earnings or the portion of quarterly net income that exceeds the amount required to be allocated to the Separate Restricted Retained Earnings Account. The Agreement expressly provides that it will not affect the rights of an FHLBank’s Class B stock holders in the retained earnings of an FHLBank, including those held in the Separate Restricted Retained Earnings Account of an FHLBank, as granted under Section 6(h) (12 U.S.C. Sec. 1426(h)) of the Act.

Consistent with applicable law, the Agreement further provides that during the Dividend Restriction Period (as such term is defined by the Agreement), an FHLBank shall redeem or repurchase capital stock only at par value, and shall not engage in such redemption or repurchase if following such transaction the FHLBank’s regulatory total capital falls below its aggregate paid-in amount of capital stock.

The Agreement will terminate: by an affirmative vote of two-thirds of the boards of directors of the then existing FHLBanks; or automatically, if a change in the Act, Finance Agency regulations, or other applicable law has the effect of: (i) creating any new or higher assessment or taxation on the net income or capital of any FHLBank, or requiring the FHLBanks to retain a higher level of restricted retained earnings than the amount that is required under the Agreement; or (ii) establishing general restrictions applicable to the payment of dividends by FHLBanks that satisfy all relevant capital standards by either (a) requiring a new or higher mandatory allocation of an FHLBank’s net income to any retained earnings account other than the amount specified in the Agreement, or (b) prohibiting dividend payments from any portion of an FHLBank’s retained earnings that are not held in its Separate Restricted Retained Earnings Account.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is included herein as Exhibit 99.1 to this current report and incorporated herein by reference.

Item 3.03 Material Modifications to Rights of Security Holders.

As described in Item 1.01 of this current report, the Agreement generally prohibits an FHLBank from paying dividends from its Separate Restricted Retained Earnings Account and provides that an FHLBank shall redeem or repurchase capital stock only at par value, and shall not engage in such redemption or repurchase if following such transaction the FHLBank’s regulatory total capital falls below its aggregate paid-in amount of capital stock. The Agreement requires each FHLBank to seek approval to amend its capital plan or capital plan submission, as applicable, consistent with the terms of the Agreement. The information set forth above in Item 1.01 regarding the Agreement is hereby incorporated into Item 3.03 by reference.

Item 7.01 Regulation FD Disclosure.

As disclosed above in Items 1.01 and 3.03 of this current report, on February 28, 2011, FHLBank Topeka entered into the Agreement. The information set forth above in Items 1.01 and 3.03 regarding the Agreement is hereby incorporated into Item 7.01 by reference. Copies of a member announcement and a Q&A that provide certain information concerning the Agreement are included as Exhibits 99.2 and 99.3, respectively, to this current report, and are incorporated into Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1 Joint Capital Enhancement Agreement, dated February 28, 2011
99.2 Member Announcement, dated March 1, 2011, and issued by FHLBank Topeka
99.3 Joint Capital Enhancement Agreement Questions and Answers, dated March 1, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

March 1, 2011	By:	/s/ Andrew J. Jetter

Name: Andrew J. Jetter
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

99.1	Joint Capital Enhancement Agreement, dated February 28, 2011
99.2	Member Announcement, dated March 1, 2011, and issued by FHLBank Topeka
99.3	Joint Capital Enhancement Agreement Questions and Answers, dated March 1, 2011